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Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of City National Corporation (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Russell Goldsmith, Chief Executive Officer of the Company, and Frank P. Pekny, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge, based on a review of the Report of the Company, and except as corrected or supplemented in a subsequent report:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: August 14, 2002	/s/ RUSSELL GOLDSMITH RUSSELL GOLDSMITH Chief Executive Officer

DATE: August 14, 2002	/s/ FRANK P. PEKNY FRANK P. PEKNY Chief Financial Officer

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  Exhibit 99.2